Exhibit 10.4
     COPYRIGHT SECURITY AGREEMENT (this “Agreement”) dated as of July 20, 2007, between NETWORK COMMUNICATIONS, INC., a Georgia corporation (the “Grantor”) and TORONTO DOMINION (TEXAS) LLC, as the Collateral Agent (as defined below).
PRELIMINARY STATEMENT
          Reference is made to (a) the Revolving Loan Credit Agreement dated as of July 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Loan Credit Agreement”), among the Grantor, Gallarus Media Holdings, Inc., a Delaware corporation (“Holdings”), the lenders from time to time party thereto (the “Revolving Lenders”) and Toronto Dominion (Texas) LLC, as administrative agent, (b) the Term Loan Credit Agreement dated as of July 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement” and, together with the Revolving Loan Credit Agreement, the “Credit Agreements”), among the Grantor, Holdings, the lenders from time to time party thereto (the “Term Lenders” and, together with the Revolving Lenders, the “Lenders”) and Toronto Dominion (Texas) LLC, as administrative agent, and (c) the Guarantee, Collateral and Intercreditor Agreement dated as of July 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee, Collateral and Intercreditor Agreement”), among the Grantor, Holdings, the subsidiaries party thereto and Toronto Dominion (Texas) LLC, in its separate capacities as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Guarantee, Collateral and Intercreditor Agreement), and as administrative agent under each of the Credit Agreements.
          The Revolving Lenders and the Issuing Bank have agreed to extend credit to the Grantor subject to the terms and conditions set forth in the Revolving Loan Credit Agreement, and the Term Lenders have agreed to make term loans to the Grantor subject to the terms and conditions set forth in the Term Loan Credit Agreement. The obligations of the Lenders and the Issuing Bank to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement.
          Accordingly, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees as follows:
          SECTION 1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Revolving Loan Credit Agreement, the Term Loan Credit Agreement or the Guarantee, Collateral and Intercreditor Agreement, as applicable.
          SECTION 2. GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL. The Grantor hereby grants to the Collateral Agent (and its successors and assigns), for the ratable benefit of the Secured Parties, a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Copyright Collateral”):
     (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications, including, without limitation, the items referred to on Schedule I hereto;
     (b) all renewals of any of the foregoing;
     (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing;
     (d) the right to sue for past, present and future infringements of any of the foregoing; and
     (e) all rights corresponding to any of the foregoing throughout the world.
          SECTION 3. GUARANTEE AND COLLATERAL AGREEMENT. The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Collateral Agent (and its successors and assigns), for the ratable benefit of the Secured Parties, pursuant to the Guarantee, Collateral and Intercreditor Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Guarantee, Collateral and Intercreditor Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein, and in the event of any conflict between the terms and/or conditions of this Agreement and the terms of the Guarantee, Collateral and Intercreditor Agreement, the terms and/or conditions of the Guarantee, Collateral and Intercreditor Agreement shall control.
          SECTION 4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

NETWORK COMMUNICATIONS, INC.,

by
/s/ Gerard Parker
Name: Gerard Parker Title: Chief Financial Officer
ACCEPTED AND ACKNOWLEDGED BY:
TORONTO DOMINION (TEXAS) LLC,
as Collateral Agent,

By
/s/ Ian Murray
Name: Ian Murray Title: Authorized Signatory